Exhibit 3.1
THIRD AMENDED AND RESTATED BY-LAWS OF
EVOLENT HEALTH, INC.
Effective as of December 10, 2020
ARTICLE I
Offices
SECTION 1.01 Registered Office. The registered office of EVOLENT HEALTH, INC. (hereinafter called the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808, and the registered agent shall be Corporation Service Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
SECTION 1.02 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
SECTION 2.01 Place of Meeting. All meetings of the stockholders of the Corporation (the “stockholders”) shall be at a place to be determined by the Board.
SECTION 2.02 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.
SECTION 2.03 Special Meetings. Special meetings of the stockholders may be called only in the manner set forth in the Certificate. Notice of every special meeting of the stockholders shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.
SECTION 2.04 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting and shall be called by the Corporation. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.
SECTION 2.05 Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.
SECTION 2.06 Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 2.07 Order of Business; Stockholder Proposals. (a) At each meeting of the stockholders, the Chairman, or, in the absence of the Chairman, the Chief Executive Officer (if the position is held by an individual other than the Chairman) or, in the absence of the Chairman and the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board or these By-laws, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
(b)    At any annual meeting of the stockholders, only such business (other than nominations of persons for election to the Board, which must be made in compliance with and are governed exclusively by Section 3.03 and Section 3.14 of these By-laws) shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.07, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.07.
(c)    For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.07.
(d)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting:
(1)    the name and record address of each stockholder proposing such business, as they appear on the Corporation’s books;
(2)    as to each stockholder proposing such business, the name and address of (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner (each, a “Stockholder Associated Person”);
(3)    as to each stockholder proposing such business and any Stockholder Associated Person, (i) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the stockholder proposing such business or Stockholder Associated Person, (ii) the date such shares of stock were acquired, (iii) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the stockholder proposing such business, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such stockholder’s notice by, or on behalf of, the stockholder proposing such business or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder proposing such business or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder proposing such business or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (vi) any rights to dividends on the stock of the Corporation owned beneficially by the stockholder proposing such business or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (vii) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the stockholder proposing such business or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (viii) any performance-related fees (other than an asset-based fee) that the stockholder proposing such business or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.07(d)(1) to (3) is referred to herein as “Stockholder Information”;
(4)    a representation that each such stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business;
(5)    a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;
(6)    any material interest of the stockholder and any Stockholder Associated Person in such business;
(7)    a representation as to whether such stockholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such business or (ii) otherwise to solicit proxies from the stockholders in support of such business;
(8)    all other information that would be required to be filed with the SEC if the stockholder or any Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and
(9)    a representation that the stockholder shall provide any other information reasonably requested by the Corporation.
(e)    Such stockholders shall also provide any other information reasonably requested by the Corporation within five business days after such request.
(f)    In addition, such stockholder shall further update and supplement the information provided to the Corporation in the notice or upon the Corporation’s request pursuant to Section 2.07(e) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of 10 business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the office of the Corporation, addressed to the Secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of 10 business days before the meeting or any adjournment or postponement thereof).
(g)    The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a Qualified Representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and provided further, that the foregoing shall not imply any obligation beyond that required by applicable law to include a stockholder’s proposal in a proxy statement prepared by management of the Corporation. Notwithstanding anything in these By-laws to the contrary, no business (other than nominations of persons for election to the Board, which must be made in compliance with and are governed exclusively by Section 3.03 and Section 3.14 of these By-laws) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.07.
(h)    The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with this Section 2.07 or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by Section 2.07(d)(7).
(i)    The provisions of this Section 2.07 shall govern all business related to stockholder proposals at the annual meeting of stockholders; provided that business related to the election or nomination of directors shall be governed by the provisions of Section 3.03 and Section 3.11, and not by this Section 2.07.
SECTION 2.08 List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
SECTION 2.09 Voting.
(a)    Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:
(1)    on the date fixed pursuant to Section 7.06 of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
(2)    if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    Each stockholder entitled to vote at any meeting of the stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
(c)    Subject to the next succeeding sentence and except as otherwise required by law or as otherwise provided in the Certificate or these By-laws, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series. Each director nominee shall be elected to the Board by the vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that the director nominees shall be elected by a plurality of the votes cast if the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting.
(d)    Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.
SECTION 2.10 Inspectors. The chairman of the meeting shall appoint one or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.
ARTICLE III
Board of Directors
SECTION 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the

Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.
SECTION 3.02 Number, Qualification and Election.
(a)    Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock or any class or series of stock having preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, the number of directors constituting the Whole Board shall be determined pursuant to the Certificate, with the then-authorized number of directors being fixed from time to time by resolution adopted by the Board. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships. The election and terms of office of directors shall be governed by the Certificate. Subject to the terms of the Stockholders Agreement (as long as such agreement remains in effect), each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.
(b)    Unless the Board determines otherwise or the Stockholders Agreement provides otherwise (as long as such agreement remains in effect), to be eligible to be a nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board) to the Secretary at the office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors; provided, however, that unless the Stockholders Agreement provides otherwise (as long as such agreement is in effect), the provisions of this Section 3.02 shall not apply to any director nominated by UPMC pursuant to the terms of the Stockholders Agreement.
SECTION 3.03 Notification of Nominations. (a) Subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, and except as otherwise provided by the Stockholders Agreement, nominations for the election of directors may be made only by (1) the Board (or a designated committee thereof), (2) by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of directors or (3) by any stockholder of the Corporation pursuant to Section 3.14 of these By-laws.
(b)    Subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, and except as otherwise provided by the Stockholders Agreement, any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder’s notice pursuant to this Section 3.03(b) must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which Public Announcement of the date of such meeting is first made; and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 60th day prior to such special meeting and not later than the close of business on the 40th day prior to such special meeting; provided, however, that if less than 50 days’ notice or prior Public Announcement of the date of the special meeting of the stockholders is given or made to the stockholders, then to be timely such notice must be received by the Corporation no later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the Public Announcement of the date of the meeting was made. In no event shall an adjournment or postponement, or Public Announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.03.
(c)    Each such notice shall set forth:
(1)    the Stockholder Information with respect to such stockholder and any Stockholder Associated Persons;
(2)    a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
(3)    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
(4)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and any Stockholder Associated Person or any of their respective affiliates or associates or other parties with whom they are acting in concert, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and each nominee were a director or executive of such registrant;
(5)    such other information regarding each nominee proposed by such stockholder and Stockholder Associated Person as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board and a completed signed questionnaire, representation and agreement required by Section 3.02(b);
(6)    a representation as to whether such stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination; and
(7)    a representation that the stockholders shall provide any other information reasonably requested by the Corporation.
(d)    Such stockholders shall also provide any other information reasonably requested by the Corporation within five business days after such request.
(e)    In addition, such stockholders shall further update and supplement the information provided to the Corporation in the notice of nomination or upon the Corporation’s request pursuant to Section 3.03(e) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is 10 business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the office of the Corporation, addressed to the Secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of 10 business days before the meeting or any adjournment or postponement thereof).
(f)    The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representations required Section 3.03(c)(7).
(g)    If such stockholder does not appear or send a Qualified Representative to present such proposal at such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(h)    Subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon dissolution, liquidation or winding up, and except as otherwise provided by the Stockholders Agreement, only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as directors of the Corporation.
(i)    Notwithstanding anything in Section 3.03 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no Public Announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 120 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.
SECTION 3.04 Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 3.05 Place of Meeting. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 3.06 Regular Meetings. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine, at such locations as the Board may determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. No fewer than four meetings of the Board shall be held per year.

SECTION 3.07 Special Meetings. Special meetings of the Board shall be held whenever called (a) by the Chairman of the Board, (b) by the Chief Executive Officer or (c) by two or more directors, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.
SECTION 3.08 Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Unless otherwise required by these By-laws, every such notice shall state the time and place but need not state the purpose of the meeting.
SECTION 3.09 Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
SECTION 3.10 Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 3.11 Action Without Meeting. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or as otherwise permitted by law and, if required by law, the writings or electronic transmissions are filed with the minutes or proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 3.12 Removals; Resignations. The directors of the Corporation may be removed in accordance with the Certificate and the Delaware General Corporation Law (the “DGCL”). Any director of the Corporation may at any time resign by notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.13 Compensation. Each director that is not otherwise an employee of the Corporation, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, as the Board or a committee thereof shall from time to time determine. In addition, each such director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.13 shall preclude any such director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.
SECTION 3.14 Proxy Access.
(a)    Inclusion of Stockholder Nominee in Corporation’s Proxy Materials. Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.14, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds under common management and sharing a common investment adviser) that satisfies the requirements of this Section 3.14 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this 3.14 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 3.14. For purposes of this Section 3.14, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 3.14(g) hereof). Subject to the provisions of this 3.14, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting. For the avoidance of doubt, and any other provision of these By-laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder or Stockholder Nominee. This Section 3.14 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
(b)    Notice of Proxy Access Nomination. In addition to any other applicable requirements, for a Stockholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14, the Eligible Stockholder must give timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than 120 days nor more than 150 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.14.
(c)    Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Permitted Number”) shall be the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that the Permitted Number for any particular annual meeting shall be reduced by:
(i)    the number of individuals nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 whose nominations are subsequently withdrawn,
(ii)    the number of individuals nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 whom the Board decides to nominate for election to the Board,
(iii)    the number of nominees recommended by the Board who will be included in the Corporation’s proxy materials pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into after December 10, 2020 in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), and
(iv)    the number of directors serving on the Board as of the Final Proxy Access Nomination Date who were previously included in the Corporation’s proxy materials as a Stockholder Nominee (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (ii)) during the prior two stockholder meetings at which directors were elected.
In the event that one or more vacancies occurs on the Board for any reason after the Final Proxy Access Nomination Date but on or before the date of the annual meeting and the Board of Directors resolves to reduce the number of directors on the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors on the Board as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.14 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.14 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(d)    Eligible Stockholder Requirements. In order to make a nomination pursuant to this Section 3.14, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 3.14 and the record date for the determination of stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 3.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate, but not including any hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares before the record date for the meeting and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares promptly upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and prior to the record date for the meeting, and (B) will continue to hold such shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 3.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)      Proper Form of Proxy Access Nomination. To be in proper written form for purposes of this Section 3.14, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(i)    a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned (as defined in Section 3.14(d) hereof) continuously during the Minimum Holding Period;
(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide to the Secretary of the Corporation (A) within ten (10) days after the record date for the determination of stockholders entitled to vote at the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)    the information and consent that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 3.03 of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director, if elected;
(v)    a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the

Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 3.14, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability resulting from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or relating to the information that the Eligible Stockholder provided to the Corporation and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually from and against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees relating to any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or relating to the information that the Eligible Stockholder provided to the Corporation, or arising out of any activity by the Eligible Stockholder in connection with any such nomination and (B) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii)    in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.14 (including withdrawal of the nomination);
(viii)    in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds under common management and sharing a common investment adviser are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and share a common investment adviser;
(ix)    information as necessary to permit the Board to determine that the Stockholder Nominee is independent under the applicable listing standards, any applicable rules of the Securities and Exchange Commission, the Corporate Governance Guidelines of the Corporation and any publicly disclosed standards used by the Board (“Independence Standards”) to determine and disclose the independence of the Corporation’s directors;
(x)    a written representation and agreement, in the form provided by the Secretary of the Corporation, that the Stockholder Nominee will comply, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Corporation’s Corporate Governance Guidelines, corporate policies, corporate directives, and policies and guidelines regarding conflicts of interest, confidentiality, stock ownership and trading, any other codes of conduct, codes of ethics, policies and guidelines of the Corporation or any rules, regulations and listing standards, in each case as applicable to the Corporation’s directors;
(xi)    a written representation and agreement that the Stockholder Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (2) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, unless the terms of such agreement, arrangement or understanding has been disclosed to the Corporation or (3) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(xii)    a description of all agreements, arrangements or understandings between the Eligible Stockholder and each Stockholder Nominee and any other person or persons, including the Stockholder Nominee, such beneficial owners and control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Stockholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Eligible Stockholder making the nomination and any beneficial owner or control person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(xiii)    any information as may be requested in a written questionnaire provided by the Secretary of the Corporation upon written request, with such completed questionnaire signed by the Stockholder Nominee; and
(xiv)    an irrevocable letter of resignation signed by the Stockholder Nominee providing that such resignation shall become effective upon a determination by the Board or any committee thereof that (1) the information provided to the Corporation with respect to such Stockholder Nominee pursuant to this Section 3.14 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (2) such Stockholder Nominee, or the Eligible Stockholder who nominated such Stockholder Nominee, failed to comply with any obligation owed to the Corporation or breached any representation made under or pursuant to these Bylaws.
(f)    Additional Information. In addition to the information required pursuant to Section 3.14(e) or any other provision of these By-laws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (x) that may reasonably be required by the Corporation to determine that the Stockholder Nominee would be independent under the Independence Standards, (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (z) that may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation and (ii) the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.
(g)    Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”) for inclusion in the Corporation’s proxy materials for the annual meeting. Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.
(h)    Update and Supplement of Proxy Access Nomination. In the event any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information to the Corporation pursuant to this Section 3.14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the determination of stockholders entitled to vote at the annual meeting.
(i)    Exclusion. Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation shall not be required to include, pursuant to this Section 3.14, a Stockholder Nominee in its proxy materials, or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote have been received by the Corporation: (i) for any annual meeting of shareholders for which the Secretary receives notice (whether or not subsequently withdrawn) that the Eligible Shareholder or any other shareholder proposes to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees set forth in Section 3.03, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any person as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (iii) who would not be an independent director under the Independence Standards, (iv) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the three (3) years preceding the date on which the Notice of Proxy Access Nomination is delivered, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the ten (10) years preceding the date on which the Notice of Proxy Access Nomination is delivered, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (x) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations under this Section 3.14, or (xi) if the Eligible Stockholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Required Shares through the date of the annual meeting.
(j)    Breach. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, agreements or representations under this Section 3.14 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 or dies or otherwise becomes ineligible or unavailable for election at the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (z) the Board of Directors or the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 3.14, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(k)    Nominating Stockholder Undertakings. Whenever the Eligible Stockholder consists of a group of stockholders (including two or more funds under common management and sharing a common investment adviser), (i) each provision in this Section 3.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) a breach of, or failure to comply with, any obligation, agreement or representation under this Section 3.14 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(l)    Loss of Eligibility by a Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 3.14 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3.03.
(m)    Interpretation. The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3.14 and Section 3.03 and to make any and all determinations necessary or advisable to apply such sections to any persons, facts or circumstances, including, without limitation, the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder; (ii) whether outstanding shares of the Corporation’s common stock are “owned” for the purposes of meeting the ownership requirements of this Section 3.14; (iii) whether a Notice of Proxy Access Nomination complies with the requirements of this Section 3.14; (iv) whether a person satisfies the qualifications and requirements imposed by this Section 3.14 to be a Stockholder Nominee; (v) whether the inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and (vi) whether any and all requirements of Section 3.03 and this Section 3.14 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.
ARTICLE IV
Committees of the Board of Directors
SECTION 4.01 Committees of the Board. The provisions of this Article IV are subject in all respects to the terms of the Stockholders Agreement (so long as such agreement remains in effect). The Board shall designate such committees as may be required by the rules of the New York Stock Exchange (or any other principal United States exchange upon which the shares of the Corporation may be listed) and may from time to time designate other committees of the Board (including an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.
SECTION 4.02 Conduct of Business. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or the charter of such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article III applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report on its actions to the Board.
ARTICLE V
Officers
SECTION 5.01 Number; Term of Office. The officers of the Corporation shall be elected by the Board and shall consist of: a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. In addition, the Board may elect a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including, without limitation, Assistant, Executive, Senior and Group Vice Presidents), a Controller and such other officers and agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these By-laws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. Subject to the Stockholders Agreement, any vacancy occurring in any office of the Corporation may be filled by the Board.
SECTION 5.02 Removal. Subject to Section 5.14, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose, by the Chief Executive Officer, or by any other superior officer upon whom such power may be conferred by the Board.
SECTION 5.03 Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 5.04 Chairman of the Board. The Chairman of the Board may be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board.
SECTION 5.05 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.
SECTION 5.06 President. The President shall perform such senior duties as he may agree with the Chief Executive Officer (if the position is held by an individual other than the Chief Executive Officer) or as the Board shall from time to time determine.
SECTION 5.07 Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as he may agree with the Chief Executive Officer or as the Board shall from time to time determine.
SECTION 5.08 Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.
SECTION 5.09 Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

SECTION 5.10 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.
SECTION 5.11 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.
SECTION 5.12 Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and when deemed necessary shall affix the seal or cause it to be affixed to all certificates of stock, if any, of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.
SECTION 5.13 Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.
SECTION 5.14 Additional Matters. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board.

ARTICLE VI
Indemnification
SECTION 6.01 Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the Proceeding (i) was commenced after a Change in Control (as hereinafter defined in Section 6.05(e) of this Article VI); (ii) is brought by way of defense or counterclaim; (iii) is to enforce such director’s or officer’s rights to indemnification, advancement or contribution under any agreement, certificate of incorporation, by-laws or statute or other law; or (iv) was authorized by the Board. Any director or officer of the Corporation entitled to indemnification as provided in this Section 6.01 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI.
SECTION 6.02 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 6.01 or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 6.01, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.
SECTION 6.03 Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be deemed to be exclusive of any other rights to which an Indemnitee may otherwise be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, these By-laws or any other agreement, it is the intent of the parties hereto that an Indemnitee shall enjoy the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
SECTION 6.04 Indemnification Priority. The Corporation hereby acknowledges that one or more Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by certain entities which hold an interest in the Corporation and have designated certain directors to serve on the Board (“Designating Stockholders”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to an Indemnitee are primary and any obligation of the Designating Stockholders or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee is secondary), (ii) that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate, these By-laws or any other agreement between the Corporation and an Indemnitee, without regard to any rights an Indemnitee may have against the Designating Stockholders or their insurers, and (iii) that it irrevocably waives, relinquishes and releases the Designating Stockholders from any and all claims against the Designating Stockholders for contribution, subrogation or any other recovery of any kind in respect thereof.
SECTION 6.05 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:
(a)     Advancement of Expenses. All reasonable expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI; provided that such undertaking shall be unsecured and interest free and shall be accepted without regard to an Indemnitee’s ability to repay amounts advanced and without regard to an Indemnitee’s entitlement to indemnification.
(b)    Procedure for Determination of Entitlement to Indemnification.
(i) To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 180 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
(ii) The Indemnitee’s entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 6.05(e)), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 6.05(e)) if (x) a Change in Control shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 6.05(c).
(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.05(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.
(c)    Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VI, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 6.05(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 6.05(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 180 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 6.01, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.
(d)    Remedies of Indemnitee.
(i)    In the event that a determination is made pursuant to Section 6.05(b) that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control).
(ii)    If a determination shall have been made or deemed to have been made, pursuant to Section 6.05(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within 45 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 6.05(a) of this Article VI or (Y) payment of indemnification is not made within 45 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.05(b) or (c) of this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a “Disqualifying Event”);

provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.
(iii)    The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.05(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.
(iv)    In the event that the Indemnitee, pursuant to this Section 6.05(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.
(e)    Definitions. For purposes of this Article VI:
(i)    “Authorized Officer” means any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President or the Secretary of the Corporation.
(ii)    “Change in Control” means the occurrence of any of the following: (w) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (y) individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board and the election or the nomination for election by the stockholders of such directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to such election.
(iii)    “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iv)    “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.
SECTION 6.06 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SECTION 6.07 Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a “Requested Employee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation, shall also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.
SECTION 6.08 Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.
SECTION 6.09 Effect of Amendment or Repeal. Any right to indemnification of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article VI after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification is sought.
ARTICLE VII
Capital Stock
SECTION 7.01 Certificates for Shares and Uncertificated Shares. (a) The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificates, or a combination of both. To the extent that shares are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the Chief Executive Officer, or by any Vice President, and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
(b)    The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
SECTION 7.02 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred; provided, however, that transfers of shares of the Class B Common Stock shall be made only in accordance with the provisions related thereto contained in the Certificate.
SECTION 7.03 Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.
SECTION 7.04 Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 7.05 Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 7.06 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
SECTION 7.07 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
ARTICLE VIII
Seal
SECTION 8.01 Seal. The Board shall approve a suitable corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE IX
Fiscal Year
SECTION 9.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board and, if not so fixed by the Board, the fiscal year shall be the year ended December 31.
ARTICLE X
SECTION 10.01 Waiver of Notice. Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE XI
Amendments

SECTION 11.01 Amendments. These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board at any meeting thereof in accordance with the Certificate and the DGCL, subject to the Stockholders Agreement (as long as such agreement is in effect); provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than 24 hours prior to the meeting.
ARTICLE XII
[Reserved.]
ARTICLE XIII
Miscellaneous
SECTION 13.01 Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
SECTION 13.02 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.
SECTION 13.03 Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.
SECTION 13.04 Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
SECTION 13.05 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws. Whenever these By-laws may conflict with any applicable law or the Certificate, such conflict shall be resolved in favor of such law or the Certificate.
ARTICLE XIV
Severability
SECTION 14.01 Severability. If any provision or provisions of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these By-laws (including, without limitation, each portion of any paragraph of these By-laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-laws (including, without limitation, each such portion of any paragraph of these By-laws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
ARTICLE XV
Definitions
SECTION 15.01 Definitions
As used in these By-laws, unless the context otherwise requires, the term:
“The Advisory Board” means The Advisory Board Company, a Delaware corporation.
“Assistant Controller” means an Assistant Controller of the Corporation.
“Assistant Secretary” means an Assistant Secretary of the Corporation.
“Assistant Treasurer” means an Assistant Treasurer of the Corporation.
“Authorized Officer” is defined in Section 6.05(e).
“Board” is defined in Section 1.01.

“By-laws” means the by-laws of the Corporation, as such by-laws may be amended from time to time.
“Certificate” means the Amended and Restated Certificate of Incorporation of the Corporation.
“Chairman” means the Chairman of the Board.
“Change in Control” is defined in Section 6.05(e).
“Chief Executive Officer” means the Chief Executive Officer of the Corporation.
“Chief Financial Officer” means the Chief Financial Officer of the Corporation.
“Chief Operating Officer” means the Chief Operating Officer of the Corporation.
“Claiming Party” is defined in Article XII.
“Class A Common Stock” is defined in the Certificate
“Class B Common Stock” is defined in the Certificate.
“Common Stock” is defined in the Certificate.
“Controller” means the Controller of the Corporation.
“Corporation” is defined in Section 1.01.
“Covered Entity” is defined in Section 6.01.
“Covered Proceeding” is defined in Article XII.
“Derivative” is defined in Section 2.07(d).
“Designating Stockholders” is defined in Section 6.04.
“DGCL” is defined in Section 3.12.
“Disinterested Director” is defined in Section 6.05(e).
“Disqualifying Event” is defined in Section 6.05(d).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Indemnitee” is defined in Section 6.01.
“Independent Counsel” is defined in Section 6.05(e).
“Preferred Stock” is defined in the Certificate.

“President” means the President of the Corporation.
“Proceeding” is defined in Section 6.01.
“Public Announcement” means disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.
“Qualified Representative” means that a person must be a duly authorized officer, manager or partner of a stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
“Requested Employee” is defined in Section 6.07.
“Secretary” means the Secretary of the Corporation.
“Stockholder Associated Person” is defined in Section 2.07(d).
“Stockholder Information” is defined in Section 2.07(d).
“stockholders” is defined in Section 2.01.
“Stockholders Agreement” means that certain stockholders agreement, by and among the Corporation and The Advisory Board, the TPG Investor and UPMC, dated as of the date hereof.
“Subsidiary Director” is defined in Section 6.07.
“Supporting Documentation” is defined in Section 6.05(b).
“TPG Investor” means collectively, (1) TPG Growth II BDH, L.P., a Delaware limited partnership and (2) TPG Eagle Holdings L.P., a Delaware limited partnership.
“Treasurer” means the Treasurer of the Corporation.
“Underwriting Agreement” means that certain underwriting agreement, dated as of the date hereof, among the Corporation, Evolent Health LLC and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed in Schedule 1 thereto, pursuant to which the Corporation is conducting an initial public offering of its Class A Common Stock.
“UPMC” means UPMC, a Pennsylvania nonprofit corporation.

“Vice President” means a Vice President of the Corporation.
“Voting Commitment” is defined in Section 3.02(b).
“Whole Board” is defined in Section 3.02(a).
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